EXHIBIT 99.2
Dreyer’s 2Q 05 Conference Call
August 5, 2005
Operator
Good day ladies and gentlemen and welcome to the second quarter Dreyer’s Grand Ice Cream Holdings, Inc. earnings conference call. My name is Jenn and I will be your coordinator for today. At this time, all participants are in listen-only more. We will be facilitating a question and answer session towards the end of today’s conference. (Operator Instructions).
As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to your host for today’s conference Mr. Bill Collett , Treasurer of Dreyer’s.
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
Good morning and welcome to the Dreyer’s Grand Ice Cream Holdings second-quarter 2005 conference call. My name is Bill Collett and I’m the Treasurer of Dreyer’s and joining me this morning are Mark LeHocky, our General Counsel and Scott Webster, our Assistant Treasurer.
This morning, I’m going to review our financial performance for the second quarter and comment on grocery market share trends for the quarter as well, and then we will take your questions.
We filed our second quarter 10-Q with the SEC yesterday and you can review that at SEC.gov or dreyersinc.com. Our total net revenues as we reflected in the document were up 9% to $468 million. Our company brand revenues drove the increase; they were up 17% to $415 million and that’s net of significant trade promotion expense that are associated with a number of new product initiatives that we will mention in a moment.
Revenue growth reflected really strong performance in each of the product areas — Premium, Superpremium and Frozen Snacks. In the premium segment, our Slow Churned Light ice cream continued its outstanding growth. Net sales were up almost 60% for the first half of the year and 50% for the second quarter following strong numbers last year. We expect further growth in Slow Churned Light, a product that delivers all the taste of regular ice cream with half the fat and calories, a very, very compelling combination for consumers.
Our classic Dreyer’s and Edy’s Grand ice cream continued to grow at strong high-single digit rates, quite remarkable for this well-established premium brand. And we saw virtually no cannibalization from Slow Churned.
In the Super Premium segment, Haagen-Dazs Light was introduced in the second quarter and it contributed significantly to double-digit growth in our Haagen-Dazs pint business for the quarter. Haagen-Dazs Light is a product that incorporates the proprietary technology that is behind the success of Slow Churned and we think Light has the potential to propel the entire Super Premium pint segment as Slow Churned Light has done in the premium segment.

In Frozen Snacks, we have a number of new product initiatives as well that were an important element of growth in that business for the quarter. Dreyer’s and Edy’s Dibs bite-sized ice cream snacks were introduced in the spring. In their first full quarter, sales of Dibs reflected both strong retailer sell-in and strong consumer sell-through. Dibs are made with a proprietary technology and the introduction is being supported with a number of targeted marketing efforts, including television advertising. We expect great things from Dibs this year and in the future.
We’ve also introduced several new Nestlé kids products this year and we saw strong results from them in the quarter as well. And finally in the snacks area, we restaged The Skinny Cow product line during the first half of the year with new packaging and new promotional campaigns. Sales of the Skinny Cow product line are responding very well with strong growth continuing as we came to the end of the second quarter.
Rounding out our net sales are our partner brand products, product that we manufacture and/or distribute for other companies. While we still realize significant revenues from our partner brand business, it represents a much smaller proportion of our total revenues. Net sales of partner brands were $46 million for the quarter, but that is down 27% from the prior year period. There is a deliberate shift going on to move our total net revenue mix towards an increasing proportion of company brand sales where we will realize a significantly higher margin.
Gross profit for the quarter was $53 million, up 6 million from the prior year , representing an 11% gross margin. While dairy and raw material costs were comparatively lower for the quarter, they were still at historically high levels. As I noted earlier, promotional expenses supporting new product introductions and marketing programs were significantly higher for the second quarter of 2005 than in the second quarter of 2004 when we had fewer new initiatives. We expect growth in both gross profit and gross margin as the rate of introductory promotion and spending abates.
Reported EBIT for the second quarter of 2005 was a loss of $32 million. Of this, fully one-third of that amount is one-time transitional expenses, including $4.3 million from purchase accounting of stock option compensation expense and the accretion of vested and unvested options both related to the Nestlé transaction; $3.5 million in net drayage expense paid under our transitional agreements with CoolBrands; that is expenses that is incremental to the cost that Dreyer’s would have incurred to bring those products to market through its own system; and $2.8 million in other transitional one-time expenses. Without these transitional expenses, the Company’s pro forma operating EBIT for the second quarter was a loss on ongoing operations of $21 million.
Our results reflect both the short-term cost of bringing new products to market — capitalizing on our proprietary low-fat ice cream technology and the substantial and growing share of market that our portfolio of branded products now commands.
And we are certainly seeing significant growth in market share. A.C Nielsen dollar share and market share data for the grocery channel measures the grocery channel portion of our sales. We have significant sales in other channels that are not captured in the grocery channel results — Wal-Mart and convenience stores, for example — but the Nielsen results reflect the sales trends I’ve mentioned.

Taking them in the same order, the entire Premium package segment of the grocery channel was down 1% for the second quarter, but sales of our Dreyer’s total premium portfolio were up 5%. Of that growth, sales of Dreyer’s better-for-you portfolio, which includes Slow Churned Light, was up 24%. Dreyer’s share of the premium segment was 28% for the quarter.
The packaged Superpremium segment of the grocery channel was down 3% in the quarter. But despite that soft segment, sales of Haagen-Dazs, including Haagen-Dazs Light, were up 6%. Our entire Superpremium portfolio, including Starbucks ice cream, held a 45% share of the Superpremium segment for the quarter.
Dreyer’s market share of all packaged ice cream sold in the grocery channel was 23% for the second quarter. This is the highest share level ever attained by the Company in a second quarter.
Our trends in Frozen Snacks were better than market as well. While the Frozen Snacks segment in grocery was down 2% in the quarter, our portfolio was up 2% and held a 21% share of this segment in the grocery channel.
I will now open the call to any questions.
Operator
Ladies and gentlemen, at this time we will conduct a question-and-answer session. If you would like to ask a question, please key star followed by one at this time. If your question has been answered and you wish to withdraw your registration, please key star followed by two. Once again, ladies and gentlemen, it is star-one to ask a question.
Our first question is from Courtenay McKay, DesJardins Securities.
Courtenay McKay — DesJardins Securities
Hi, good morning. I was just wondering if you could comment on your outlook for the pricing and product introductions in the summer of 2007 ?
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
The pricing and product outlooks for —?
Courtenay McKay — DesJardins Securities
2007
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
2007. Courtney, we don’t have an outlook for pricing that far out at this point in time.
Courtenay McKay — DesJardins Securities

Okay. And also for Haagen-Daz Light, how are consumers perceiving it?
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
The sell-through during the second quarter would indicate that consumer perception of the product is very strong.
Courtenay McKay — DesJardins Securities
Did you mention that sales were up 6%? Was that including the Haagen-Daz Light?
Scott Webster — Dreyer’s Grand Ice Cream Holdings – Assistant Treasurer
Sales in the grocery channel of the Haagen-Daz business was up 6%.
Courtenay McKay — DesJardins Securities
Okay, that’s perfect. Thank you.
Operator
Our next question is from James Amoroso of Helvea
James Amoroso — Helvea
Good morning; I guess it’s good afternoon for me. Regarding the cost of goods sold, I wondered whether you could break that down into a little bit more detail, in terms of specifically what the impact of dairy was within your cost of goods, how important was that, and any other significant factors?
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
In the cost of goods sold, we had actually lower relative dairy costs this quarter than we did in the same quarter last year, a $12.3 million decrease, and lower drayage expense that we pay to CoolBrands.
James Amoroso — Helvea
I’m sorry — have you finished? I wasn’t sure.
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
I’m finished.
James Amoroso — Helvea
And there is no other significant moves within your cost of goods sold ?
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
No, nothing more than the detail that we provided in the release and in the 10-Q.
James Amoroso — Helvea

Okay. I just wondered whether you could refresh my memory regarding the previous year. Wasn’t there some significant costs last year? The reason I’m asking is just so I can compare this year’s number on a more of a like to like?
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
The like to like comparison is what we were just speaking to, against the second quarter of the prior year. And the factors that we noted as a difference in the cost of sales this year to last year primarily are the comparatively better, but still historically high cost of dairy, a decrease in the drayage expense, but also an increase in the promotional and marketing expenses associated with introductions.
James Amoroso — Helvea
Within your SG&A, that was the most significant move, the cost for advertising?
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
Marketing expenses, right, were certainly a factor there, and we had decrease in other related SG&A costs over the quarter compared to last year’s quarter.
James Amoroso — Helvea
And my previous question, I wasn’t really desperately clear. I was trying to get an angle on the 2004 versus 2003, if there was — if you could comment on significant shifts there apart from obviously dairy?
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
I think that we can take the detailed question off-line, if we could. I’ll just refer you to Scott Webster to (indiscernible) for the 2004 quarter
Scott Webster — Dreyer’s Grand Ice Cream Holdings – Assistant Treasurer
You can call me after the call, my number’s on the top of the press release. I can get you the 2003 history.
James Amoroso — Helvea
Will do. Thank you.
Operator
Gentlemen, there are no further questions at this time.
Bill Collett — Dreyer’s Grand Ice Cream Holdings – Treasurer
Thank you very much. We will conclude the call with that.
Operator
Thank you for your attendance on today’s conference. This concludes the presentation and you may now disconnect. Have a great day.